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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                January 24, 2000
                                ----------------

                            IMX PHARMACEUTICALS, INC.
               --------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294
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Utah                                                               87-0394290
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(State or other jurisdiction of                             (I.R.S.  Employer
incorporation or organization)                            Identification No.)




         2295 Corporate Boulevard, Suite 131, Boca Raton, Florida 33431
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                  561-998-5660
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              (Registrant's Telephone number, including area code)


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ITEM 4.  Changes in Registrant's Certifying Accountant.
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         On January 24, 2000, IMX Pharmaceuticals, Inc. (the "Registrant"),
dismissed BDO Seidman, LLP (the "Former Accountants") as the Registrant's certifying accountants. The audit committee of the Registrant recommended dismissal to the Registrant's Board of Directors, which dismissed the Former Accountants.

         During the past two (2) fiscal years, the financial statements of the Registrant did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the past two (2) fiscal years and subsequent interim periods, there were no disagreements with the Former Accountants as to auditing principles or practices, financial statements and disclosure or auditing scope or procedure of the type required to be disclosed by Reg. SK 304(a)(1)(iv). In addition, there were no "reportable events" of the type required to be disclosed by Reg. SK 304(a)(1)(v). A letter from the Former Accountants with regard to the above is filed herewith.

         The Registrant has retained the firm of Berenfeld, Spritzer, Shechter & Sheer (the "New Accountants") on January 24, 2000. During the two (2) most recent fiscal years and subsequent interim periods, the New Accountants were not consulted regarding: (i) the application of accounting principles to a specific transaction, (ii) the type of audit opinion to be rendered with regard to the Registrant's financial statements or (iii) any disagreements or reportable events as such terms are defined in Reg. SK 304(a)(1)(iv) and Regulation SK 304
(a)(1)(v), respectively.

ITEM 7.  Financial Statements and Exhibits.
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         Exhibit 16.1. Letter dated January 26, 2000 from the Former
Accountants.


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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                   IMX PHARMACEUTICALS, INC.

                                            By:    /s/ William A. Forster
                                                   ----------------------
                                                   William A. Forster, President

Dated:    January 26, 2000


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